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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Sally Beauty Holdings, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Registration No. 333-203862) and Form S-8 (Registration Nos. 333-142583, 333-138830, and 333-164545) of Sally Beauty Holdings, Inc. of our reports dated November 15, 2017 with respect to the consolidated balance sheets of Sally Beauty Holdings, Inc. as of September 30, 2017 and 2016, and the related consolidated statements of earnings, comprehensive income, cash flows, and stockholders' deficit for each of the years in the three-year period ended September 30, 2017, and the effectiveness of internal control over financial reporting as of September 30, 2017, which reports appear in the September 30, 2017 Annual Report on Form 10K of Sally Beauty Holdings, Inc.

/s/ KPMG LLP

KPMG LLP
Dallas, Texas
November 15, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm